Exhibit 99.1

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•

FOR IMMEDIATE RELEASE APRIL 8, 2014

AAON ANNOUNCES CHANGE IN OFFICERS

Tulsa, OK. April 8, 2014--AAON, Inc. (NASDAQ-AAON). On April 3, 2014, David Knebel notified AAON, Inc. (the "Company") of his intent to retire as Senior Vice President, Sales and Technology, effective May 9, 2014. Mr. Knebel will continue to work for the Company on a consulting basis after his retirement.

Norman Asbjornson, President of the Company stated, “Please join me in thanking and congratulating Dave for his many accomplishments in his career and with our Company. We wish him many more years of good health and happiness.”